EXHIBIT 1.1
SCHOTTENSTEIN REALTY TRUST, INC.
Shares of Common Stock
Underwriting Agreement
May ___, 2011
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
One Bryant Park
New York, New York 10036
Wells Fargo Securities, LLC
301 S. College Street
Charlotte, North Carolina 28288
As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto
Ladies and Gentlemen:
     Schottenstein Realty Trust, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of __________ shares of common stock, $0.01 par value per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional __________ shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”
     As part of the offering contemplated by this Agreement, and subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations, the Underwriters have agreed at our request to reserve out of the Shares set forth opposite their names on Schedule 1 to this Agreement, up to __________ Shares, for sale to certain of the Company’s directors, officers, employees and certain other persons associated with the Company (collectively, “Participants”). The Shares to be sold by or on behalf of the Underwriters to the Participants (the “Directed Shares”) will be sold pursuant to this Agreement at the public offering price (the “Directed Share Program”). Any Directed Shares not orally confirmed for purchase by any Participant by 9:00 A.M., New York City time, on the business day immediately following the date on which this Agreement is executed will be offered to the public with the remaining Shares.

     The Company is the sole general partner of Schottenstein Realty, L.P., a Delaware limited partnership, the operating partnership of the Company (in such capacity, the “Operating Partnership”). Concurrently with or immediately prior to the Closing Date (as defined below), the Company and the Operating Partnership will complete a series of transactions described in the Prospectus (as defined below) under the captions “Certain Relationships and Related Transactions” and “Structure and Formation of Our Company” pursuant to which the Company will: (i) consolidate the ownership of the properties or property portfolio described in the Prospectus, including in certain cases the equity interests in certain joint venture properties by directly or indirectly acquiring, in a series of transactions, the equity interests in the entities identified on Annex C hereto (the “Properties”), (ii) enter into and consummate certain financing transactions, including a credit agreement by and among the Operating Partnership, as borrower, KeyBank National Association, the other lenders party to the agreement, KeyBank National Association, as agent, and KeyBanc Capital Markets and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as joint lead arrangers and joint bookrunners (the “Credit Facility”), (iii) adopt equity-based incentive plans and (iv) enter into employment agreements with certain members of the Company’s senior management (such transactions, collectively, are referred to as the “Formation Transactions). A list of agreements pursuant to which the Formation Transactions will be completed is set forth on Annex D hereto (collectively, the “Formation Transaction Documents”).
     The Company and the Operating Partnership each hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-11 (File No. 333-171302), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective that is furnished by the Company to the Underwriters for distribution in connection with the offering of the Shares, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of such Registration Statement’s effectiveness that omits Rule 430 Information; and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the

“Pricing Disclosure Package”): a Preliminary Prospectus dated May 2, 2011 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     “Applicable Time” means __________ p.m., New York City time, on __________, 2011.
     2. Purchase of the Shares by the Underwriters.
          (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $_______.
     In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company after the date hereof and prior to the issuance of the Option Shares and payable on the Underwritten Shares but not payable on the Option Shares.
     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.
     The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company, which notice, in the case of a date of delivery that is later than the Closing Date (as hereinafter defined) shall be given at least two business days prior to the date and time of delivery specified therein. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).
          (b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the

Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
          (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, 27th Floor, New York, New York 10020-1104 at 10:00 A.M., New York City time, on __________, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”
     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
          (d) Each of the Company and the Operating Partnership acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Operating Partnership or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by the Underwriters of the Company, the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Operating Partnership.
     3. Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter that:
          (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
          (b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
          (c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in

reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, and any other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii).
          (d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order preventing the use or suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. The Prospectus complied in all material respects at the time it was filed with the requirements of the Securities Act. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.
          (e) Financial Statements. The financial statements (including the related notes thereto) of each of (i) the Company, (ii) Schottenstein Realty Trust, Inc Predecessor and subsidiaries (collectively, the “Predecessor”) and (iii) Foothills Mall included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects (A) the financial position of the Company as of the date indicated, (B) the financial position of the Predecessor as of the dates indicated the results of its operations and the changes in its equity and cash flows for the periods specified, and (C) the revenues and certain expenses of Foothills Property for the periods indicated; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial and statistical information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of each of the Company and the Predecessor, as the case may be, and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus other than those included therein. All information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and the applicable requirements of the Securities Act.
          (f) No Material Adverse Change. Since the date of the last audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than any grants for restricted shares pursuant to the Company’s 2011 Incentive Plan), any increase in short-term debt or long-term debt of the Company, the Operating Partnership or their subsidiaries taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, the Operating Partnership and their subsidiaries taken as a whole; (ii) none of the Company, the Operating Partnership nor any of their subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company, the Operating Partnership and their subsidiaries taken as a whole nor incurred any liability or obligation, direct or contingent, that is material to the Company, the Operating Partnership and their subsidiaries taken as a whole; and (iii) none of the Company, the Operating Partnership nor any of their subsidiaries has sustained any loss or interference with its business that is material to the Company, the Operating Partnership and their subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          (g) Organization and Good Standing. The Company and each of its subsidiaries other than the Operating Partnership (which is addressed separately below) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own, lease, develop and operate their respective properties (including, without limitation, the Properties) and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, assets, properties, management, condition (financial or otherwise), stockholders’ equity, results of operations or prospects of the Company, the Operating Partnership and their subsidiaries taken as a whole, or on the performance by the Company or the Operating Partnership of their obligations under this Agreement or the Formation Transaction Documents or their consummation of any transactions contemplated hereby or thereby (a “Material Adverse Effect”). The Operating Partnership has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own, lease, develop and operate its properties (including, without limitation, the Properties) and to conduct the businesses in which it is engaged and to perform its obligations under this Agreement and the Formation Transaction Documents or to consummate any transactions contemplated hereby or thereby, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation or association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. To the knowledge of the Company, each joint venture of the Company following the Formation Transactions (the “Joint Ventures”) has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization, has the power (corporate or other) and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.
          (h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and are not subject to any pre-emptive rights, rights of first refusal or similar rights; except as described in or expressly contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights and rights of first refusal), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, the Operating Partnership or any of their subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, the Operating Partnership or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; all of such rights, warrants, options and instruments have been duly and validly authorized and issued and were issued in compliance with federal and state securities laws; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company or the Operating Partnership have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or the Operating Partnership, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. All the outstanding units of partnership interests in the Operating Partnership (“OP Units”) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive right, right of first refusal or similar rights. The terms of the OP Units conform in all material respects to the descriptions thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company owns the interests in the Joint Ventures as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, directly or indirectly, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except with respect to the terms of the provisions of the respective joint venture agreements.
          (i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.
          (j) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.
          (k) OP Units. The OP Units to be issued by the Operating Partnership in connection with the Company’s contribution of the net proceeds from the sale of the Shares to the Operating Partnership or in connection with the contribution of certain ownership interests in the Properties to the Operating Partnership have been duly authorized and, when issued and delivered, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the OP Units is not subject to any preemptive or similar rights. The issuance and sale by the Operating Partnership of the OP Units in connection with the contribution of the ownership interests in the Properties to the Operating Partnership are exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws.
          (l) Formation Transactions. Each of the Company and its subsidiaries, the Predecessor and its subsidiaries, and the Contributing Members (as defined in that certain Second Amended and Restated Contribution Agreement by and among the Company, the Operating Partnership and the other parties thereto), in each case to the extent that it is a party thereto, have the legal right and power to enter into each of the Formation Transaction Documents and to consummate the Formation Transactions. The Company and its subsidiaries, the Predecessor and its respective subsidiaries and the Contributing Members have duly authorized, executed and delivered, or will execute and deliver prior to or concurrent with the Closing Date, in each case to the extent that it is a party thereto, each of the Formation Transaction Documents. Each Formation Transaction Document has been filed as an exhibit to the Registration Statement (to the extent that it is required to be so filed) and each of the Formation Transaction Documents constitutes a legally valid and binding obligation of the Company and its subsidiaries, the Predecessor and its subsidiaries and the Contributing Members, in each case to the extent that it is a party thereto, enforceable against each of them that is a party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. The Company has delivered to the Representatives a true and correct copy of each of the executed Formation Transaction Documents, to the extent the same have been executed as of the date hereof, together with all related agreements and all schedules and exhibits thereto, and will deliver true and correct copies of each other Formation Transaction Document promptly upon its execution. There have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Formation Transaction Documents since their date of execution, and to the Company’s knowledge, there exists no event or condition that would constitute a default or event of default under any of the Formation Transaction Documents. The Formation Transactions will be consummated on the Closing Date.
          (m) Descriptions of the Formation Transaction Documents. Each Formation Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          (n) No Violation or Default. None of the Company, the Operating Partnership and their subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, including, without limitation, the Formation Transaction Documents, to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership, or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that is disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and for which a valid waiver has been obtained or that would not, individually or in the aggregate, have a Material Adverse Effect.
          (o) No Conflicts. The execution, delivery and performance by each of the Company, the Operating Partnership, their subsidiaries and the Contributing Members, to the extent that it is a party thereto, of this Agreement, of each of the Formation Transaction Documents, the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds” and the consummation of the transactions contemplated by this Agreement and the Formation Transaction Documents do not and will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default or a material Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, security interest, claim, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, the Operating Partnership or any of their subsidiaries, or the Contributing Members, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (iii) above, for any such conflict, breach, violation or default for which a valid waiver has been obtained or that would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their subsidiaries.
          (p) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by any of the Company, the Operating Partnership, their subsidiaries and the Contributing Members, to the extent that it is a party thereto, of this Agreement, of each of the Formation Transaction Documents, the issuance and sale of the Shares, the use of proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds” and the consummation of the transactions contemplated by this Agreement and the Formation Transaction Documents (including, without limitation, the Formation Transactions), except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA, the NYSE and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters. All corporate approvals (including those of stockholders) necessary for the Company, the Operating Partnership and the Contributing Members to consummate the transactions contemplated by this Agreement have been obtained and are in effect.
          (q) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions (excluding pending rulemaking), suits or proceedings pending to which the Company, the Operating Partnership or any of their subsidiaries is or may be a party or to which any property of the Company, the Operating Partnership or any of their subsidiaries (including, without limitation, the Properties) is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, the Operating Partnership or any of their subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company or the Operating Partnership, threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          (r) Material Contracts. There is no lease, contract, or other agreement or document required by the Securities Act to be described in the Pricing Disclosure Package and in the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed therein as required; and all descriptions of any such leases, contracts, or other agreements or documents contained in the Pricing Disclosure Package and in the Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Pricing Disclosure Package, no such lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination, except as would not, single or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (s) FINRA. To the Company’s knowledge, all of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA rule 5110 or 5121 is true, correct and complete.
          (t) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
          (u) Title to Real and Personal Property. The Company, the Operating Partnership, any of their subsidiaries and, to the knowledge of the Company, the Joint Venture, as the case may be, has good and insurable title or leasehold title to the Properties and have good and marketable title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (a) such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (b) those that do not materially interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, each of their subsidiaries or, to the knowledge of the Company, the Joint Ventures.
          (v) Title to Intellectual Property. The Company, the Operating Partnership and each of their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. None of the Company, the Operating Partnership nor any of their subsidiaries have received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.
          (w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or affiliates of the Company, the Operating Partnership or any of their subsidiaries, on the other, that is required by the Securities Act or the rules and regulations of FINRA to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
          (x) Investment Company Act. Neither the Company nor the Operating Partnership is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus neither the Company nor the Operating Partnership will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
          (y) Taxes. The Company, the Operating Partnership and each of their subsidiaries have timely filed all material federal, state, local and foreign tax returns required to be filed, all such returns are correct and complete in all material respects and all taxes shown by such returns or otherwise due and payable have been paid, except taxes and assessments against which appeals have been or will promptly be taken and as to which adequate reserves have been provided; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties or assets, except those that would not, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company, the Operating Partnership and each of their subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2010 neither the Company, the Operating Partnership and each of their subsidiaries have incurred any liability for taxes other than in the ordinary course.
          (z) Licenses and Permits. The Company, the Operating Partnership and each of their subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, “Governmental Permits”), except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect.
          (aa) No Labor Disputes. Except as would not have a Material Adverse Effect, no labor disturbance by or dispute with employees of the Company, the Operating Partnership or any of their subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is contemplated or threatened, and neither the Company nor the Operating

Partnership is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their principal suppliers, contractors or customers.
          (bb) Compliance with and Liability under Environmental Laws. Except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not, singly or in the aggregate reasonably be expected to result in a Material Adverse Effect: (i) the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, the Joint Ventures is in compliance with, and none of the Company, the Operating Partnership, their subsidiaries has any liability with respect to the Properties under, applicable Environmental Laws (as defined below); (ii) none of the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, the Joint Ventures has at any time released (as such term is defined in Section 101 (22) of CERCLA (as defined below)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any Property; (iii) the Company has no knowledge of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any Property; (iv) none of the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, the Joint Ventures has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any Property or arising out of the conduct of the business of the Company, the Operating Partnership, their subsidiaries or the Joint Ventures at the Properties; and (v) none of the Properties is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law. Except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Law against any of the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, the Joint Ventures. As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous material as defined by or regulated under any Environmental Law. As used herein, “Environmental Law” (individually, an “Environmental Law” and, collectively, “Environmental Laws”) shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the

Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.
          (cc) Condition of the Properties. Except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not, singly or in the aggregate reasonably be expected to result in a Material Adverse Effect: (i) none of the Properties is in violation of any applicable building code, zoning ordinance or other law or regulation; (ii) none of the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, the Joint Ventures has received written notice of any proposed special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Property; (iii) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any Property or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (iv) the developments or improvements comprising any portion of each Property (the “Developments and Improvements”) are free of any and all physical, mechanical, structural, design or construction defects and the mechanical, electrical and utility systems servicing the Developments and Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects.
          (dd) Access and Utilities. Each of the Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its use as described in the Registration Statement, Pricing Disclosure Package and the Prospectus. All public utilities necessary to the use and enjoyment of each of the Properties in the manner described in the Prospectus is located either in the public right-of-way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property, except as would not reasonably be expected to have a Material Adverse Effect. All roads necessary for the use of each of the Properties as described in the Registration Statement, Pricing Disclosure Package and the Prospectus have been completed and dedicated to public use and accepted by all applicable governmental authorities.
          (ee) No Condemnation. No condemnation or other similar proceeding has been commenced that has not been completed, and, to the Company’s knowledge, no such proceeding is threatened, with respect to all or any material portion of the Properties.
          (ff) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company, the Operating Partnership or any of their subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company, the Operating Partnership or any of their subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company, the Operating Partnership or any of their subsidiaries; (vi) none of the Company, the Operating Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company, the Operating Partnership or any of their subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company, the Operating Partnership or any of their subsidiaries in the current fiscal year of the Company, the Operating Partnership or any of their subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year; or (y) a material increase in the Company’s, the Operating Partnership’s and their subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year. Furthermore, the assets of the Company, the Operating Partnership and their subsidiaries are not deemed to constitute “plan assets” for purposes of ERISA or the regulations of United States Department of Labor under ERISA.
          (gg) Disclosure Controls. The Company, the Operating Partnership and their subsidiaries have taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, the Company, the Operating Partnership and their subsidiaries will maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company, the Operating Partnership and each of their subsidiaries will evaluate the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
          (hh) Accounting Controls. The Company, the Operating Partnership and their subsidiaries have taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, the Company, the Operating Partnership and their subsidiaries will maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no identified deficiencies or material weaknesses in such internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all identified deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
          (ii) Insurance. The Company, the Operating Partnership and their subsidiaries carry, or are covered by, insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, the Operating Partnership and their subsidiaries; and none of the Company, the Operating Partnership and their subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All policies of insurance owned by the Company, the Operating Partnership and their subsidiaries are in full force and effect and the Company, the Operating Partnership and each of their subsidiaries are in compliance with the terms of such policies, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.
          (jj) Title Insurance. The Company, the Operating Partnership, their subsidiaries and, the knowledge of the Company, the Joint Ventures carry or are entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable title to each such Property, except as would not reasonably be expected, singly or in the aggregate, have a Material Adverse Effect.
          (kk) No Unlawful Payments. None of the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Operating Partnership or any of their subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (ll) Compliance with Money Laundering Laws. The operations of the Company, the Operating Partnership and each of their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.
          (mm) Compliance with OFAC. None of the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company or the Operating Partnership will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (nn) No Restrictions on Subsidiaries. Except as may be required in the Credit Facility, no subsidiary of the Company (including the Operating Partnership) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
          (oo) No Broker’s Fees. None of the Company, the Operating Partnership nor any of their subsidiaries is a party to any contract, agreement or understanding with any person

(other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of their subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
          (pp) No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company, the Operating Partnership or any of their subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.
          (qq) No Stabilization. Neither the Company nor the Operating Partnership nor any of their respective officers, directors or affiliates has taken, or will take, directly or indirectly, any action designed or intended to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
          (rr) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
          (ss) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          (tt) Statistical and Market Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including, but not limited to, the financial information regarding American Signature, Inc. and Jay L. Schottenstein’s ownership of DSW, Inc., is based on or derived from sources that are reliable and accurate in all material respects and the Company has obtained, if required, the written consent to the use of such data from such sources requiring consent.
          (uu) Listing. The Stock has been approved for listing subject to notice of issuance on the New York Stock Exchange (the “Exchange”). A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act (the “Exchange Act Registration Statement”).
          (vv) Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, it will be, and any of the Company’s directors or officers, in their capacities as such will be, in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
          (ww) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the

Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering as calculated pursuant to Rule 457 under the Securities Act.
          (xx) Real Estate Investment Trust. As of the Closing Date and after giving effect to the issuance and sale of the Shares and the application of the net proceeds therefrom as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company will be organized and will operate in a manner so as to qualify as a “real estate investment trust” (a “REIT”) under Sections 856 to 860 of the Code, and the rules and regulations thereunder, and the Company will elect to be taxed as a REIT under the Code effective for its taxable year ending December 31, 2011. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects.
          (yy) Partnership Agreement. The Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), has been duly and validly authorized by the Company, acting in its capacity as sole general partner of the Operating Partnership, and at the Closing Date will be duly executed and delivered by the Company, as general partner, and will be a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.
          (zz) Operating Partnership. The Operating Partnership will be classified as a partnership for purposes of the Code and will not be treated as a publicly traded partnership, association or corporation.
          (aaa) Books and Records. The Company, the Operating Partnership and each of their subsidiaries have made and kept books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Operating Partnership and each of their subsidiaries in all material respects.
          (bbb) Directed Share Program. The Registration Statement, the Pricing Disclosure Package and the Prospectus comply, and any further amendments or supplements thereto will comply in all material respects with any applicable laws or regulations of each jurisdiction in which the Pricing Disclosure Package or the Prospectus, as amended or supplemented, if applicable, is distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any court or governmental or regulatory authority, other than such as have been obtained or will be obtained or completed by the Closing Date, is necessary under the securities laws and regulations of any such jurisdiction. Neither the Company nor the Operating Partnership has offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
          (ccc) No Acquisitions or Dispositions. There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company and its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that are not so described.
          (ddd) Transfer Taxes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.
          (eee) Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.
          (fff) Lending Relationships. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed, to the Company’s knowledge, to any affiliate of any Underwriter.
          (ggg) No Integration. Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Shares pursuant to the Securities Act.
     4. Further Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenants and agrees with each Underwriter that:
          (a) Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

          (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
          (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus or the Exchange Act Registration Statement, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives object.
          (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing: (i) when the Registration Statement and the Exchange Act Registration Statement has become effective; (ii) when any amendment to the Registration Statement or the Exchange Act Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or the Exchange Act Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or the Exchange Act Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing

Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
          (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
          (f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
          (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
          (h) Clear Market. During a period of 180 days from the date of the Prospectus, the Company will not, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any shares of Stock or any securities convertible into or exercisable or exchangeable for or repayable with shares of Stock, whether owned as of the date hereof or hereafter acquired or with respect to which the Company has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any shares of Stock of the Company issued under the Equity Incentive Plan as described in the Registration Statement, Pricing Disclosure Package and Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
          (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”
          (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.
          (k) Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Exchange.
          (l) Reports. So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system.
          (m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
          (n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
          (a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
          (b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.
          (c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
          (a) Registration Compliance; No Stop Order. The Registration Statement shall have become effective under the Securities Act, and no order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.
          (b) [Intentionally omitted.]

          (c) Representations and Warranties. The representations and warranties of the Company and the Operating Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company, the Operating Partnership and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
          (d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
          (e) Company Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the president and chief operating officer and chief financial officer or chief accounting officer of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(a), 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (d) above and paragraph (l) below.
          (f) Company’s Chief Financial Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company in a form reasonably satisfactory to the Representatives.
          (g) Operating Partnership Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer and chief financial officer or chief accounting officer of the Company, the general partner of the Operating Partnership, confirming that the representations and warranties of the Operating Partnership in this Agreement are true and correct and that the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.
          (h) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
          (i) Opinion and 10b-5 Statement of Counsel for the Company and the Operating Partnership. Greenberg Traurig, LLP, Venable LLP and Vorys, Sater, Seymour and Pease LLP, counsel for the Company and the Operating Partnership, shall have furnished to the Representatives, at the request of the Company, their respective written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1, Annex A-2 and Annex A-3 hereto, respectively.
          (j) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of DLA Piper LLP (US), counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
          (k) No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.
          (l) [Intentionally omitted.]
          (m) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company, the Operating Partnership and each of their subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
          (n) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
          (o) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the parties set forth on Exhibit B hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.
          (p) No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
          (q) Formation Transaction Documents; Consummation of Formation Transactions. All of the Formation Transaction Documents shall have been executed and delivered contemporaneously with or prior to the sale of the Shares and all of the transactions which are to occur to consummate the Formation Transactions shall have been consummated on terms reasonably satisfactory to the Representatives.
          (r) Trading, Etc. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market, or trading in the Shares on the New York Stock Exchange, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.
          (s) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
          (a) Indemnification of the Underwriters. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, agents, joint ventures, employees, managers, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.
          (b) Indemnification of the Company and the Operating Partnership. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, the Company’s directors and officers who signed the Registration Statement and each person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, with any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting.”
          (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying

Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred upon receipt from the Indemnified Persons of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses. Any such separate counsel for any Underwriter, its affiliates, agents, joint ventures, employees, managers, members, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Operating Partnership, the Company’s directors and officers who signed the Registration Statement and any control persons of the Company or the Operating Partnership shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of an Underwriter. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

          (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) Sale of Directed Shares. In connection with the offer and sale of Directed Shares, the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, agents, joint ventures, employees, managers, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, (ii) the omission or alleged omission to state in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the violation of any applicable laws or regulations of any foreign jurisdictions where Directed Shares have been offered or (iv) the failure of any purchaser of Directed Shares, who has agreed to purchase Directed Shares. Under no circumstances will any Underwriter be liable to the Company, the Operating Partnership or to any purchaser of Directed Shares for any action taken or omitted to be taken in connection with the Directed Shares or any transaction effected with any purchaser of Directed Shares, except to the extent found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of such Underwriter.

          (f) Limitation on Liability. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions and structuring fees received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
          (g) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date, any of the conditions described in Section 6 shall not have been fulfilled when and as required to be fulfilled.
     10. Defaulting Underwriter.
          (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the

Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, is equal to or less than 10% of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds 10% of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
          (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses.
          (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and/or the Operating Partnership will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the registration of the Shares under the Securities Act and the Exchange Act, (iii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Exchange Act Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iv) the costs of reproducing and distributing each of the Formation Transaction Document;

(v) the fees and expenses of the Company’s and the Operating Partnership’s counsel and independent accountants; (vi) the reasonable fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (vii) the cost of the Company preparing and printing stock certificates; (viii) the costs and charges of the Company’s transfer agent and registrar; (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show; (xi) the costs and expenses of qualifying the Shares for inclusion in the book-entry system of the DTC; and (xii) all expenses and application fees related to the listing of the Shares on the Exchange. Except as provided in this Agreement, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and advisors.
          (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Operating Partnership or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act, assuming consummation of the Formation Transactions.
     15. Miscellaneous.
          (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.
          (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: General Counsel; to Merrill Lynch, Pierce Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; and to Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, North Carolina (fax (704) 383-9165), Attention: Transaction Management. Notices to the Company shall be given to it at 4300 East Fifth Avenue, Columbus, Ohio 43219 (614) 445-8461 (fax: (614) 449-4360); Attention: President and notices to the Operating Partnership shall be given to the Company, as the general partner of the Operating Partnership, c/o Schottenstein Realty Trust, Inc., 4300 East Fifth Avenue, Columbus, Ohio 43219 (614) 445-8461 (fax: (614) 449-4360); Attention: President.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
          (c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
          (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
          (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
          (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SCHOTTENSTEIN REALTY TRUST, INC.

By:

Name:
Title:

SCHOTTENSTEIN REALTY, L.P.

By:	Schottenstein Realty Trust, Inc.,
its:	general partner

By:

Name:
Title:

Accepted: , 2011

RAYMOND JAMES & ASSOCIATES, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves
and the several Underwriters named in
Schedule 1 hereto

RAYMOND JAMES & ASSOCIATES, INC.

By:

Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:

Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:

Authorized Signatory

Schedule 1

Underwriter	Number of Shares
Raymond James & Associates, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
KeyBanc Capital Markets Inc.
Credit Suisse Securities (USA) LLC
PNC Capital Markets LLC

Total

Ex. B-1